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CERTIFICATE OF INCORPORATION OF

BOOKDIGITAL. COM INC.



   FIRST.    The name of this corporation shall be:

                      BOOKDIGITAL.COM INC.

   SECOND. Its registered office in the State of Delaware is to be located at
1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

   THIRD.    The purpose or purposes of the corporation shall be:

   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH. The total number of shares of stock which this corporation is authorized ro issue is:

   One thousand Five Hundred (1,500) shares without par value.

   FIFTH. The name and mailing address of the incorporator is as follows:

             Kathleen Crowley
             The Company Corporation
             1013 Centre Road
             Wilmington, DE 19805

   SIXTH. The Board of Directors shall have the power to adopt, amend or repel the by-laws.

   IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-fifth day of March, A.D. 1999.



                                       Kathleen Crowley
                                           Incorporator


    CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BOOKDIGITAL. COM INC.




   BOOKDIGITAL.COM INC., a corporation
organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

   RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

   FOURTH:    The total number of shares of stock which this
             corporation is authorized to
issue is:

   Twenty -Million (20,000,000) shares with par value of One Tenth of One Cent ($.001) per share, amounting to Twenty Thousand Dollars ($20,000.00).

   SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by
                                                                , this
14th day of April A.D. 1999




                                    Authorized Officer